EXHIBIT 2.3

                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER


         THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Second Amendment"), dated as of August 28, 2002, is by and among (i) Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC"). Each of Northwest Bank, Northwest Bancorp, Northwest MHC, Leeds Savings, Leeds Bankshares and Leeds MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."

                                    Recitals

     1. The parties entered into an Agreement and Plan of Merger, dated as of August 16, 2001 and thereafter entered into the First Amendment to Agreement and Plan of Merger, dated as of April 30, 2002, to amend the Agreement and Plan of Merger by extending the termination date to August 28, 2002 (as amended, the "Agreement");

     2. Section 7.01(b)(ii) of the Agreement provides that either party may terminate the Agreement if the Closing Date shall not have occurred on or before August 28, 2002; and

     3.  The  parties  desire  to  amend  the  Agreement  by  deleting   Section
7.01(b)(ii) and substituting therefor a new Section 7.01(b)(ii) that extends the deadline for the Closing Date until December 31, 2002.

     In consideration of the premises and of the mutual representations, warranties and covenants contained herein and in the Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Section 7.01(b) of the Agreement is hereby amended by deleting Section 7.01(b)(ii) in its entirety and substituting a new Section 7.01(b)(ii) to read as follows:

          (ii) if the Closing Date shall not have occurred on or before December 31, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

     2. Any term that is not defined in this Second Amendment shall have as its meaning the definition set forth in the Agreement.

     3. The parties acknowledge and agree that all other provisions of the Agreement shall remain in full force and effect, and that this Second Amendment shall not constitute a waiver of any of the provisions of the Agreement as to any matter, whether occurring prior or subsequent to the execution of this Second Amendment.



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     IN WITNESS  WHEREOF,  the parties  have caused this Second  Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                                NORTHWEST SAVINGS BANK

                                                /s/ William J. Wagner
                                                --------------------------------
                                                By: William J. Wagner, President



                                                NORTHWEST BANCORP, INC.

                                                /s/ William J. Wagner
                                                --------------------------------
                                                By: William J. Wagner, President



                                                NORTHWEST BANCORP, MHC

                                                /s/ William J. Wagner
                                                --------------------------------
                                                By: William J. Wagner, President



                                                LEEDS FEDERAL SAVINGS BANK

                                                /s/ Gordon E. Clark
                                                --------------------------------
                                                By: Gordon E. Clark, President



                                                LEEDS FEDERAL BANKSHARES, INC.

                                                /s/ Gordon E. Clark
                                                --------------------------------
                                                By: Gordon E. Clark, President



                                                LEEDS FEDERAL BANKSHARES, MHC

                                                /s/ Gordon E. Clark
                                                --------------------------------
                                                By: Gordon E. Clark, President